EXHIBIT NO. (H) (38)

                  NO TRANSACTION FEE FUND SERVICING AGREEMENT


     This Agreement is made as of June       , 1998, among National Investor
                                      -------
Services Corp. ("NISC"), located at 55 Water Street, New York, NY, Firstar Funds. Inc., (the "Fund"), located at 615 East Michigan Street, Milwaukee, WI; and Firstar Investment Research & Management Company, LLC ("FIRMCO"), located at 777 East Wisconsin Avenue, Milwaukee, WI.

     WHEREAS, NISC functions as a clearing agent for introducing broker-dealer/correspondents ("participating correspondents") and in such capacity performs traditional operational functions, including execution and clearance of trades and custody of Client-shareholders' funds and securities;

     WHEREAS, NISC or participating correspondents will execute orders for new shares free of transaction charges to the Client-shareholders, provided certain minimum purchase amount criteria are met, as same may be modified from time to time ("Program shares");

     WHEREAS, the Fund and FIRMCO desires to have NISC perform certain recordkeeping, shareholder communication, and other services;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1.   Services
          --------

          a. NISC agrees to perform certain services for the Client-shareholders as more particularly set forth below. "Client-shareholders" shall mean those participating correspondent clients who maintain an interest in an omnibus account with the Fund registered in NISC's name for their exclusive benefit and who receive services from NISC under this Agreement.

          b. NISC represents and warrants that it has and will continue at all times to maintain necessary facilities, equipment and personnel to perform its services hereunder and to comply with applicable laws, rules and regulations including the maintenance and preservation of all required records and registrations.

          c. NISC represents and warrants that all Client-shareholders are aware that they are transacting business with NISC and not the Fund, and that they will look only to NISC and not to the Fund for resolution of problems or discrepancies in their accounts.

          d. NISC agrees that it will establish with the Fund one or more omnibus accounts registered in NISC's name for the exclusive benefit of its customers who are Client-shareholders in the Fund, and will perform various services for the Client-shareholders in those accounts, including without limitation: mailing the Fund's prospectuses and statements of additional information upon customer request and, as applicable, upon confirmation of customer purchases to the extent required by law, and mailing any supplements; establishing and maintaining records of Client-shareholders' accounts; processing purchase and redemption transactions; confirming Client-shareholder transactions; answering routine client inquiries regarding the Fund; producing and mailing statements to Client-shareholders on a monthly basis (or, as to accounted in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each fund owned by such Client-shareholders and the net asset values of such shares as of a recent date: providing assistance to Client-shareholders in effecting changes to their dividend options, account designations and addresses; [withholding taxes on non-resident alien accounts;] [?] disbursing income dividends and capital gains distributions; reinvesting dividends and distributions; preparing and delivering to Client-shareholders, and state and federal authorities including the United States Internal Revenue Service, such information respecting dividends and distributions paid by the Fund as may be required by law, rule or regulation; withholding on dividends and distributions as may be required by state or Federal authorities from time to time; and such other services as the Fund or FIRMCO may reasonably request. NISC shall not make any statement or representation concerning the Fund that is not contained in the Fund's registration statement, annual report or proxy statement or any advertising or promotional materials generated by or on behalf of the Fund.

          e. NISC shall maintain all historical Client-shareholder records consistent with requirements of all applicable laws, rules and regulations. Upon request of the Fund or FIRMCO, NISC shall provide copies of written communications regarding the Fund to or from such Client-shareholders. NISC shall upon request make available to the Fund and FIRMCO such records or communications as may be necessary to determine the number of Client-shareholders in each NISC omnibus account. If, at any time, the Fund or FIRMCO determines NISC's practices, procedures or controls to be inadequate, written notice of such inadequacy shall be given to NISC, and NISC shall have fifteen
          (15) days plus any additional time as provided by the Fund and FIRMCO to correct such inadequacy. In the event such inadequacy is not corrected by NISC, the Fund or FIRMCO shall have the right to immediately terminate this Agreement. Nothing in this Agreement shall impose upon the Fund or FIRMCO the obligation to review NISC's practices, procedures and controls. NISC will wish the Fund or its designee with such information as it or they may reasonably request in connection with the preparation of reports to the Fund's Board of Directors concerning this Agreement, the Fund's annual audit, and any other reports or filings that may be required by law.

          f. The official records of transactions of NISC's omnibus accounts and the number of shares in such accounts shall be as determined by the Fund, FIRMCO, or the Fund's designee. NISC shall bear responsibility for any discrepancies between its omnibus accounts and the Client-shareholder accounts and for the maintenance of all records regarding the Client-shareholders, the Client-shareholders' transactions, and the Client-shareholders' interest in omnibus accounts.

          g. NISC assumes sole responsibility for reconciliation of customer accounts with its omnibus account at the Fund. The Fund and FIRMCO agrees to assist NISC with such reconciliation where necessary.

          h. The Fund or its designee shall have sole authority and responsibility under this Agreement for countersigning securities of the Fund, monitoring the issuance of securities of the Fund with a view to preventing unauthorized issuance, registering the transfer of securities of the Fund, exchanging or converting securities of the Fund or transferring record ownership of securities of the Fund by bookkeeping entry without physical issuance of securities certificates of the Fund.

     2.   Fees
          -----

          a. For performance of the services described herein, NISC shall receive a fee (the "Fee") from FIRMCO which will be paid at the end of each month at the annual rate applicable to the average aggregate daily net asset value of shares of the Fund in the accounts for which NISC provides services. Fees are solely for shareholder servicing and other administrative services provided by NISC and do not constitute payment in any manner for investment advisory, distribution, trustee, or custodial services. The terms, conditions and amounts of such payments are set forth in Schedule A to this Agreement.

          b. In computing NISC's fee, one-twelfth of the applicable fee rate set forth in Schedule A shall be applied to the average aggregate daily net asset value of shares of the Fund in accounts for which NISC provides services during the month in question. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration based on the number of days that the Agreement is in effect during the month.

          c. Except as otherwise agreed in writing with the Fund and FIRMCO with respect to specific expenditures by NISC, NISC shall bear sole responsibility for all costs and expenses of providing services under this Agreement.

     3.   Transaction Charges
          -------------------

          NISC shall not, during the term of this Agreement, assess against, or collect from, Client-shareholders, any transaction fee upon the purchase or redemption of any of the Fund's shares that meet the minimum purchase criteria set forth in this Agreement, except as noted in Section 4 below. Client-shareholder purchases not meeting the criteria as set forth herein may be charged a transaction fee and any such fee shall not be included in service fee invoices presented for payment.


     4.   Short Term Redemptions and Transfers
          ------------------------------------

          a. It is hereby agreed that NISC may apply a redemption fee for any short-term redemption of shares purchased within specified time frames.

          b. NISC reserves the right to apply a fee for the transfer of any fund position purchased within specified time frames.

          c. Any such charges shall be imposed in such manner as to make it clear to the redeeming Client-shareholder that the fee is not being charged by the fund or FIRMCO.

     5.   Relationship of Parties
          -----------------------

          a. The relationship among NISC, the Fund and FIRMCO shall be that of independent contractors and no party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall any party have or represent itself to have any power or authority to act for, bind or commit the other. Notwithstanding the foregoing, FIRMCO is the investment adviser to the Fund and has the powers and authority as agreed to between FIRMCO and the Fund.

          b. The parties acknowledge and agree that the services under this Agreement are recordkeeping, shareholder communication, and related services only and are not the services of an underwriter or a principal underwriter within the meaning of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended (the "1940 Act"). This Agreement does not grant NISC any right to purchase shares as a principal from the Fund, nor does it constitute NISC an agent of the Fund for purposes of selling shares of the Fund to any dealer or to the public. To the extent NISC is involved in the purchase of shares of any fund by Client-shareholders, such involvement will be as agent of such Client-shareholders only.

     6.   Indemnification
          ---------------

          a. NISC shall indemnify and hold harmless FIRMCO, the Fund, and their directors, managers, officers, employees, and agents (hereinafter "Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) incurred by any of them and arising as a result of: (i) NISC's dissemination of information regarding the Fund that is materially incorrect and that was not provided to NISC by the Fund or FIRMCO, or approved by the Fund, its affiliated persons (as defined in the 1940 Act), or agents; or (ii) NISC's willful misconduct or gross negligence in the performance of, or failure to perform, its obligations under this Agreement, or its breach of this Agreement, except to the extent the losses are a result of the gross negligence, willful misconduct, or breach of this Agreement by an Indemnified Party. This section 6(a) will survive the termination of this Agreement.

          b. The Fund hereby agrees to indemnify NISC against any and all losses, claims, damages and liabilities to which NISC may become subject as a result of any untrue statement of a material fact contained in the Fund's prospectus or statement of additional information, as amended or supplemented from time to time, or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

          c. In any event, neither party shall be liable for any special, consequential or incidental damages.

     7.   Information to be Provided
          --------------------------

               The Fund or its designee shall provide to NISC, prior to the effectiveness of Agreement, or as soon thereafter as possible, a copy of the current prospectus and statement of additional information.
          The Fund or its designee shall provide NISC with written copies of any amendments to, or changes in such documents as soon as possible after such amendments or changes become available. The Fund or its designee shall additionally provide NISC with reasonable supplies of prospectuses upon request.

     8.   Notices
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          All notices required under this Agreement must be in writing and delivered either personally or via first class mail. Such notices will be deemed to be received as of the date of actual receipt, or three (3) days after deposit -in the United States mail, whichever is earlier.

          All such notices shall be made, if to NISC, to: Thomas F. Quercia, Senior Vice President, 55 Water Street, New York, NY 10041; if to Fund, to:
     _________________, ________________, 615 East Michigan Street, P.O. Box
     3011, Milwaukee, WI 53201-3011; and if to FIRMCO to:  ________________,
     _________________ 777 East Wisconsin Avenue. Suite 800, Milwaukee, WI
     53202.

     9.   Nonexclusivity
          --------------

          Each party acknowledges that the others may enter into agreements, similar to this one, with other parties, for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

     10.  Severability
          ------------

          If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provisions of this Agreement.

     11.  Licenses
          --------

          NISC represents and warrants that it is a corporation duly organized under the laws of the State of New York and is duly licensed and/or qualified as a broker/dealer with the SEC, the NASD and in every state or territory of the United States of America (including the District of Columbia) where such licensing or qualification is required and has the requisite authority to enter into this Agreement and to carry out the services contemplated herein. NISC will not make any offer or sale of fund shares (a) in any state or jurisdiction in which such shares are not qualified for sale or exempt from the requirements of the relevant securities laws at any time after it has been provided with written notice that such fund is not so qualified or exempt in such state or jurisdiction,
     (b) in any state or jurisdiction in which it is not properly licensed or authorized to make offers or sales, or (c) at any time after it has been provided with written notice that a fund is not then currently offering shares to the public.

     12.  Entire Agreements; Amendment
          ----------------------------

          This Agreement, including any exhibits attached hereto, constitute the entire agreement between the parties with regard to the subject matter herein. Additionally, these materials supersede any and all agreements, representations and warranties, whether written or oral, made prior to the execution of this Agreement. This Agreement and the exhibits attached hereto may be amended only by a writing signed by all parties.

     13.  Term and Termination
          --------------------

          This Agreement shall become effective as of the date it is accepted by NISC and will continue in effect until terminated in writing upon sixty
     (60) days prior notification by any party to the others; provided, that NISC shall be entitled to receive all Fees it has earned up to and including the effective date of the termination.

     14.  Assignability
          -------------

          This Agreement is not assignable by any party without the other parties' prior written consent. Any attempted assignment in contravention hereof shall be null and void; provided, however, that NISC may assign its rights and obligations under this Agreement to any affiliate of NISC.

     15.  Governing Law
          --------------

          This Agreement shall be governed by, and interpreted in accordance with the laws of the State of New York, without reference to conflicts of law provisions thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.



                              NATIONAL INVESTOR SERVICES CORP.

                              By: /s/Thomas Quercia
                              --------------------------------
                              Name:  Thomas Quercia
                              --------------------------------
                              Title: Senior Vice President
                              --------------------------------


                              FIRSTAR FUNDS INC.


                              By:    /s/Mary Ellen Stanek
                              --------------------------------
                              Name:  Mary Ellen Stanek
                              --------------------------------
                              Title: Vice President
                              --------------------------------


                              FIRSTAR INVESTMENT RESEARCH &
                              MANAGEMENT COMPANY, LLC


                              By:    /s/J. Scott Harkness
                              --------------------------------
                              Name:  J. Scott Harkness
                              --------------------------------
                              Title: Chairman
                              --------------------------------